CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated May 25, 2007, relating to the financial statements and financial highlights of Daily Income Fund and Cortland Trust, Inc., respectively, which appear in the March 31, 2007 Annual Reports to Shareholders of Daily Income Fund and Cortland Trust, Inc., respectively, which are also incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York
September 10, 2007